UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HEWLETT-PACKARD COMPANY
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HEWLETT-PACKARD COMPANY
3000 Hanover Street
Palo Alto, California 94304

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 18, 2009

This proxy statement supplement, dated February 3, 2009, supplements the proxy statement (which we refer to as the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on January 20, 2009 relating to the annual meeting of stockholders of Hewlett-Packard Company (“HP”) to be held on Wednesday, March 18, 2009 at 2:00 p.m., local time, at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California.  The purpose of this supplement is to correct some calculation errors in the Proxy Statement as described below.  Except as described in this supplement, the information provided in the Proxy Statement continues to apply.  To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.

Executive Compensation—Tax Gross-Up Table

As a result of certain calculation errors, some of the amounts included in the Tax Gross-Up Table on page 47 of the Proxy Statement are incorrect.  These errors had the effect of overstating the total tax gross-up amounts received by each named executive officer during fiscal 2008.  The table below shows the amount of these overstatements:

Name	Overstatement of Total Gross-Up Amounts ($)
Mark V. Hurd	75,697
Catherine A. Lesjak	559
Randall D. Mott	2,805
Vyomesh I. Joshi	9,771
R. Todd Bradley	6,235
Ann M. Livermore	10,112

The corrected Tax Gross-Up Table and footnotes are set forth below:

Tax Gross-Up Table

Name	Gross-Up of Personal Aircraft Usage(1) ($)	Reconciliation of Pre-Paid Relocation Benefits(2) ($)	Other Gross-Up Amounts(3) ($)	Total Gross-Up Amounts ($)
Mark V. Hurd	44,495	—	4,117	48,612
Catherine A. Lesjak	348	—	46	394
Randall D. Mott	2,663	—	73	2,736
Vyomesh I. Joshi	3,714	—	327	4,041
R. Todd Bradley	3,879	(6,368)	321	(2,168)
Ann M. Livermore	4,903	—	197	5,100

(1)

Under HP policy, the CEO is eligible to receive a tax gross-up for the first 25 hours of personal usage of company aircraft, and other Executive Council members are eligible for a gross-up of taxes associated with personal use of company aircraft only in the case of spousal travel for attendance at HP events to which spouses have been invited.

(2)	Represents a reconciliation of estimated expenses advanced in the previous year.

(3)	Represents amounts reimbursed to the NEOs for taxes on meals and other event-related expenses associated with attendance at HP events to which family members were invited.

Executive Compensation—Summary Compensation Table

As a result of the errors in the Tax Gross-Up Table discussed above, the fiscal 2008 amounts for each named executive officer that appear in the “All Other Compensation” column and in the “Total” column of the Summary Compensation Table on page 44 of the Proxy Statement were overstated by the respective amounts set forth in the “Overstatement of Total Gross-Up Amounts” column in the first table above.  The corrected Summary Compensation Table is set forth below:

Summary Compensation Table

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Mark V. Hurd	2008	1,450,000	5,341,882	12,943,621	3,447,542	18,590,000	3,087	662,695	42,438,827
Chairman, Chief Executive	2007	1,437,500	1,386,000	6,238,795	3,724,919	11,949,789	2,386	514,072	25,253,461
Officer and President

Catherine A. Lesjak	2008	625,000	701,408	1,787,969	464,105	1,953,760	(33,346)	52,901	5,551,797
Executive Vice President and	2007	521,667	—	545,969	479,528	1,718,950	433,307	41,780	3,741,201
Chief Financial Officer

Randall D. Mott	2008	690,000	7,070,958	2,727,079	1,547,907	16,068,000	967	185,418	28,290,329
Executive Vice President and	2007	690,000	—	3,004,110	1,461,817	1,659,450	747	574,824	7,390,948
Chief Information Officer

Vyomesh I. Joshi	2008	820,000	—	2,891,888	3,124,617	15,197,845	(311,000)	71,605	21,794,955
Executive Vice President,	2007	815,000	—	1,839,807	2,780,603	5,935,984	564,884	95,926	12,032,204
Imaging and Printing Group

R. Todd Bradley	2008	820,000	907,415	3,918,198	1,895,725	13,222,059	1,184	287,276	21,051,857
Executive Vice President,	2007	796,250	—	2,316,913	1,752,098	2,267,300	917	540,605	7,674,083
Personal Systems Group

Ann M. Livermore	2008	820,000	917,586	3,049,735	2,302,532	13,601,216	(216,460)	66,772	20,541,381
Executive Vice President,	2007	815,000	—	1,706,226	2,858,038	9,633,299	470,053	192,658	15,675,274
Technology Solutions Group

The errors in the Tax Gross-Up Table discussed above had the following effects on the other compensation tables that appear in the footnotes to the Summary Compensation Table in the Proxy Statement:

•                  The amounts for each named executive officer that appear in the two “Other Compensation” columns in the table on page 45 of the Proxy Statement were overstated by the respective amounts set forth in the “Overstatement of Total Gross-Up Amounts” column in the first table above; and

•                  The amounts for each named executive officer that appear in both the “Tax Gross-Up” column and the “Total AOC” column of the All Other Compensation Table on page 46 of the Proxy Statement were overstated by the respective amounts set forth in the “Overstatement of Total Gross-Up Amounts” column in the first table above.

The footnotes to the Summary Compensation Table in the Proxy Statement are unchanged except as set forth above.